EXHIBIT 99.1

For Immediate Release

COAST DISTRIBUTION SYSTEM REPORTS FIRST QUARTER 2009 RESULTS

MORGAN HILL, Calif., May 15 /PRNewswire-FirstCall/ — The Coast Distribution System, Inc. (Amex: CRV—News) reported its operating results for the first quarter ended March 31, 2009.

Coast, one of North America’s largest aftermarket suppliers of replacement parts, accessories and supplies for the recreational vehicle (RV), boat and outdoor recreation industries, reported a net loss of $888,000, or $0.20 per diluted share, on net sales of $23.2 million for the first quarter of 2009. For the same period of 2008, Coast reported a net loss of $850,000, or $0.19 per diluted share, on net sales of $39.5 million.

Net sales in the 2009 first quarter declined 41.2 percent year-over-year, a result management attributed to lower retail sales at RV and marine dealerships. Industry associations for both the RV and boating industries reported double-digit declines in industry shipments for the first quarter. The Recreational Vehicle Industry Association (RVIA) reported RV industry shipments were off 63.2 percent year-over-year in the first three months of 2009.

“Since the beginning of the downturn in the RV industry in 2008, we have taken proactive steps to control costs across the Company,” said Coast’s Chief Executive Officer Jim Musbach. “In addition to reducing our staffing levels to meet demand and replacing our annual trade show with an online program, we have reduced salaries across the board, including those of executives, by a minimum of 10 percent.”

The Company reduced selling, general and administrative (SG&A) expenses by 32.5 percent year-over-year in the 2009 first quarter. Coast also reduced its long-term debt by 49.8 percent year-over-year, leaving the Company with $20.2 million in long-term obligations at March 31, 2009.

“We continue to expect a challenging year in terms of customer demand,” said Musbach. “The RVIA is forecasting a 45 percent year-over-year decline in total shipments for the RV industry in 2009, which would be on top of the 32.9 percent year-over-year decline in 2008. Despite the drop in industry unit shipments, we have seen some optimism recently in terms of dealer traffic, and we are hopeful the industry is reaching the bottom in retail demand. Further, a survey conducted by the RVIA in March 2009 indicated that 55 percent of survey respondents intend to use their RVs more this spring and summer than last year, and 45 percent are considering another RV purchase. Three-quarters of those responding said they planned to take more mini-vacations using their RV, despite the economy.”

Musbach concluded: “We continue to believe our streamlined operations, improved product development capabilities, stronger balance sheet and expanded market share of Coast developed and imported products will place us in a stronger position when the RV and marine industries make their eventual recovery.”

About The Coast Distribution System

The Coast Distribution System, Inc. (www.coastdistribution.com) is one of North American’s largest wholesale aftermarket suppliers of replacement parts, supplies and accessories for the recreational vehicle (RV), pleasure boat and outdoor recreation markets. Coast supplies more than 12,000 products from 400 manufacturers through 17 distribution centers located in the U.S. and Canada. Most of Coast’s 12,000 customers consist of independently owned RV and marine dealers, supply stores and service centers. Coast is a publicly traded company on the American Stock Exchange under the ticker symbol CRV.

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Forward-Looking Information

Statements in this news release regarding our expectations and beliefs about our future financial performance and trends in our markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release regarding our future financial performance are based on current information and, because our business is subject to a number of risks and uncertainties, actual operating results in the future may differ significantly from the future financial performance expected at the current time. Those risks and uncertainties include, among others: Declines in discretionary income and loss of confidence among consumers regarding economic conditions, such as occurred during the past six months, which could adversely affect their willingness to purchase and use their RVs and boats and which, in turn, would affect their purchases of the products we sell; increases in the costs of and shortages in supply of gasoline which increase the costs of using, and the willingness and ability of consumers to use, RVs and boats; tightening in the availability of and in the cost of business and consumer credit that would adversely affect the ability of consumers to purchase and use their RVs and boats and the ability of dealers to finance the purchase of the products we sell; unusually severe or extended winter weather conditions, which can reduce the usage of RVs and boats for periods extending beyond the ordinary winter months or to regions that ordinarily encounter milder winter weather conditions; possible increases in price competition within our markets that could reduce our margins and, therefore, our earnings; our practice of obtaining a number of our products from single manufacturing sources, which could lead to shortages in the supply of products to us in the event any single source supplier were to encounter production or other problems; and possible changes in supply relationships in our markets, which could lead to increased competition or to reductions in the number of products we are able to offer our customers. Certain of these risks and uncertainties, as well as other risks, are more fully described in Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, and readers of this news release are urged to review the discussion of those risks and uncertainties that is contained in that Report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligations to update forward-looking statements contained in this news release or in the above referenced 2008 Annual Report, whether as a result of new information, future events or otherwise.

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THE COAST DISTRIBUTION SYSTEM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

Three Months Ended March 31,

	2009	2008
	(unaudited)	(unaudited)
Net sales	$23,198	$39,468
Cost of sales, including distribution costs	18,875	31,556

Gross profit	4,323	7,912
Selling, general and administrative expenses	5,536	8,198

Operating loss	(1,213)	(286)
Other expense
Interest	140	402
Other	(77)	149

	63	551

Loss before income taxes	(1,276)	(837)
Income tax provision (benefit)	(388)	13

Net loss	$(888)	$(850)

Basic and diluted loss per share	$(0.20)	$(0.19)

THE COAST DISTRIBUTION SYSTEM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	March 31,	March 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$545	$1,206
Accounts receivable – net of allowances of $1,660 and $2,116 as of March 31, 2009 and 2008, respectively	16,679	29,838
Inventories	30,788	45,828
Other current assets	4,556	3,847

Total current assets	52,568	80,719
PROPERTY, PLANT, AND EQUIPMENT, NET	2,623	3,313
OTHER ASSETS	2,558	1,305

	$57,749	$85,337

LIABILITIES
CURRENT LIABILITIES
Current maturities of long-term obligations	$131	$128
Accounts payable	7,350	10,807
Accrued liabilities	3,058	3,073

Total current liabilities	10,539	14,008
LONG-TERM OBLIGATIONS	20,193	40,212
STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value: 2,000,000 shares authorized: none issued or outstanding:	—	—
Common stock, $.001 par value: 10,000,000 shares authorized; 4,449,431 and 4,445,596 shares issued and outstanding at March 31, 2009 and 2008, respectively	16,200	15,960
Accumulated other comprehensive income	(347)	1,849
Retained earnings	11,164	13,308

TOTAL STOCKHOLDERS EQUITY	27,017	31,117

	$57,749	$85,337

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